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                                                                Exhibit 10.11


                              EMPLOYMENT AGREEMENT


         THIS Employment Agreement (the "Agreement") is made as of the 1st day of April, 1999 by and between Applied Extrusion Technologies, Inc., a Delaware corporation (the "Employer"), and Thomas E. Williams (the "Executive").

                                    RECITALS

         1. The Executive is currently employed by the Employer as its Chief Executive Officer and President pursuant to an Employment Agreement dated as of April 26, 1994, as in effect on the date hereof (the "Prior Employment Agreement").

         2. The Prior Employment Agreement provides that, on or after April 25, 1999, either the Executive or the Employer may, by notice given to the other, terminate the employment of the Executive by the Employer.

         3. The Employer desires to continue to employ the Executive and to make secure for itself the experience, abilities and services of the Executive and to prevent the loss of such experience, services and abilities.

         4. In consideration of the employment to be provided hereby and the amounts to be paid as provided herein, the Executive desires to continue to be employed by the Employer and to agree with the Employer as further provided herein.

         NOW THEREFORE, the parties hereto hereby agree as follows:

1. EMPLOYMENT. The Employer shall continue to employ the Executive, and the Executive shall continue to perform services for and continue in the employment of the Employer, for the period (the "Employment Period") beginning on the date hereof and ending on March 31, 2003, subject to extension as set forth herein (such date, as from time to time in effect, being referred to herein as the "Expiration Date"); PROVIDED, HOWEVER, that, unless either the Employer or the Executive shall give notice to the other (which notice may be given in the sole discretion of either party hereto) no later than 90 days prior to the then-current Expiration Date (the "Current Expiration Date") that such party does not wish to have the Employment Period extended for another year past the Current Expiration Date, then, at the close of business on such date which is 90 days prior to the Current Expiration Date, the Expiration Date shall automatically become the date which is exactly one year after the Current Expiration Date; and PROVIDED, FURTHER, that the employment of the Executive by the Employer may be terminated prior to the Expiration Date in accordance with all of the terms and conditions hereof.

2. CAPACITY. During such time as the Executive is employed by the Employer hereunder:

         (a) POSITION AND DUTIES. The Executive shall serve on a full-time basis in the capacity of the Chief Executive Officer and President, shall report to the Chairman (the "Chairman") of the Board of Directors of the Employer (the "Board") and shall be accountable to, and shall have such other powers, duties and responsibilities, consistent with his position and experience, as may from time to time be prescribed by the Chairman or the Board. The Executive shall perform and discharge, faithfully, diligently and to the best of his ability, such duties and responsibilities. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Employer.

         (b) BOARD MEMBERSHIP. The Employer agrees to propose to the shareholders of the Employer at each appropriate Annual Meeting of such shareholders the reelection of the Executive as a member of the Board, provided that the Executive is otherwise eligible for such election; PROVIDED, HOWEVER, that should Executive's employment hereunder terminate for any reason, Executive agrees to resign from the Board, and from the board of directors of each subsidiary or affiliate of the Employer, immediately upon the receipt of a request for such resignation from the Chairman or the Board, if the Employer has paid all amounts owed to the Executive by virtue of the termination of his employment and is not otherwise then in default hereunder.

3.       COMPENSATION.

         (a) SALARY. During each year of the Employment Period, the Executive shall receive an annual salary (the "Salary") of $415,000; PROVIDED, HOWEVER, that effective April 1, 2000 the Salary shall be increased to $515,000 and on each April 1 thereafter, beginning April 1, 2001, the Salary then in effect shall be increased by the greater of (i) such increase as the Board may specify in its sole discretion or (ii) an amount equal to the then-current Salary MULTIPLIED BY the percentage increase (if any) in the Consumer Price Index for All Urban Consumers (CPI-U) - U.S. City Average during the immediately preceding calendar year.

         (b) INCENTIVE BONUS. During each year of the Employment Period, the Executive shall be eligible to receive an incentive bonus (the "Bonus") based upon criteria that are defined annually by the Employer and will be targeted at 50% of Salary, with a maximum payout potential of 100% of Salary.

         (c) EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him on behalf of the Employer consistent with past practices.

         (d) FRINGE BENEFITS. During the Employment Period, (i) the Executive shall be entitled to participate in or receive benefits under each disability insurance, health, pension, retirement and accident plan or arrangement made generally available by the Employer to its executives and key management employees, subject to and on a basis consistent with the terms,



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conditions and overall administration of such plans and arrangements, (ii) the
Executive shall also be entitled to payments pursuant to a supplemental executive retirement plan having terms no less favorable to the Executive than those set forth in Exhibit A hereto and, until such time (if any) as such a plan is established by the Employer, shall be entitled to the benefits set forth in said Exhibit A, and (iii) the Employer shall provide to the Executive, or at Executive's election reimburse the Executive on an after tax basis for the cost of, (A) disability insurance providing not less than 65% Salary replacement until age 65, and (B) insurance protection over the Executive's life providing death benefits of not less than $2,500,000 payable to such person as the Executive shall have designated in a notice filed with the Employer (the "Designee"), or, if no such person shall have been designated, to his estate (the "Estate"), in each case consistent with the Employer's past practices regarding such insurance for executives.

         (e) ADDITIONAL BENEFITS. Without limiting the generality of the foregoing, during the Employment Period:

         (i) the Executive shall be furnished with either an automobile, of a make and year reasonably satisfactory to the Employer and the Executive and consistent with the past practices of the Employer and the Executive in this regard, either owned or leased by the Employer or an automobile allowance sufficient to permit the Executive to obtain the use of such an automobile, the choice of providing such automobile or allowance to be at the sole discretion of the Employer;

         (ii) the Employer shall either pay the Executive's membership expenses (including fees and dues), or otherwise make available to the Executive at no cost to the Executive, membership at clubs chosen by the Executive with the consent of the Employer (consistent with the past practices of the Employer and the Executive in this regard); and

         (iii) the Executive shall be entitled to a physical examination each calendar year by the doctor who is the Executive's primary care physician, either pursuant to the Employer's health or other plans or otherwise at the expense of the Employer.

         (f) CHANGE IN CONTROL. If a "Change in Control" (as such term is defined in Exhibit A to the Employer's 1991 Stock Option Plan for Directors) shall occur, then (i) Section 1 hereof shall be amended by replacing the date AMarch 31, 2003" with the date which is exactly four years after the date of the Change in Control, (ii) all stock options previously granted to the Executive which, by their terms, have not yet vested, shall immediately vest and become exercisable, (iii) if such Change in Control occurs prior to March 31, 2000 the "Performance Target" referred to in Section 3(g) shall be deemed to have been achieved, and (iv) the Executive shall be entitled to carry out his duties and responsibilities hereunder primarily from his current office in Peabody, Massachusetts (or another facility serving such purpose and located within 15 miles of such current office) and will not be required to locate his primary place of business outside such area without his consent (which may be given or withheld in his sole discretion).



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         (g) PERFORMANCE TARGET. Except as otherwise provided in Section
3(f)(iii) hereof, in the event that the "Performance Target" set forth in Exhibit A to the minutes of the March 11, 1999 meeting of the Compensation Committee of Employer's Board shall not have been achieved by the Company, then upon written notice referencing this Section 3(g) given by the Board to Executive at any time during the sixty day period commencing March 31, 2000, (i)
Section 1 hereof shall be amended by replacing the date AMarch 31, 2003" with the date "March 31, 2002", (ii) Section 3(a) hereof shall be amended by deleting the words Athe Salary shall be increased to $515,000" and the words "beginning April 1, 2001" from the proviso therein (iii) Section 3(d) hereof shall be amended by deleting clause (ii) thereof and re-numbering the remaining clauses of said Section accordingly; and (iv) Section 3(f) hereof shall be amended by deleting clause (i) thereof and re-numbering the remaining clauses of said Section accordingly.

4.       TERMINATION AND COMPENSATION THEREON.

         (a) TERMINATION DATE. As used herein, the term (i) "Termination Date" shall mean the earlier of (A) the Expiration Date or (B) if the Executive's employment is terminated (1) by his death, the date of his death, or (2) for any other reason, the date on which such termination is to be effective pursuant to the notice of termination given by the party terminating the employment relationship, and (ii) "Benefits Termination Date" shall mean the later of (A) the Expiration Date or (B) the date which is exactly two years after the Termination Date. The Employment Period shall terminate on the Termination Date; PROVIDED, HOWEVER, that, unless the Executive's employment is terminated pursuant to Section 4(d) or 4(g) hereof, the Expiration Date shall not be changed to the Termination Date if the Executive's employment hereunder terminates on a date other than the Expiration Date, and, if the Executive's employment is terminated pursuant to Section 4(d) or 4(g) hereof, the Expiration Date shall automatically be changed and shall become the Termination Date.

         (b) DEATH. The Executive's employment hereunder shall terminate upon his death. In such event, the Employer shall pay to the Designee or, if no such person shall have been designated, the Estate, as applicable, (i) as promptly as practicable after the Termination Date, an amount equal to any unpaid Salary, Bonus and benefits accrued through the Termination Date, together with an amount equal to the Average Bonus (pro rated for the period from the beginning of the fiscal year through the Termination Date) for the fiscal year in which the Executive's death occurs, and (ii) the Executive shall be deemed for all vesting requirements contained in any of the Employer's benefit plans, programs and offerings in which the Executive is participating on the Termination Date (including without limitation any supplemental executive retirement plan or benefits, including that benefit referenced in Exhibit A of this Agreement) to have been employed by the Employer until the Expiration Date. For purposes of this Agreement, the "Average Bonus" shall mean, with respect to any fiscal year of the Company, the greater of (A) the Bonus accrued by the Employer as payable to the Executive with respect to the fiscal year immediately preceding the Termination Date or (B) 25% of the Salary payable in such fiscal year.



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         (c) INCAPACITY. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall for at least six consecutive months during the term of this Agreement have been unable to perform his duties under this Agreement on a full-time basis, the Employer by action of the Board, may terminate the Executive's employment hereunder by notice to the Executive. In such event, (i) the Employer shall pay the Executive as promptly as practicable after the Termination Date, an amount equal to any unpaid Salary, Bonus and benefits accrued through the Termination Date, together with an amount equal to the Average Bonus (pro rated for the period from the beginning of the fiscal year through the Termination Date) for the fiscal year in which the Termination Date occurs, (ii) during the period beginning on the Termination Date and ending on the Benefits Termination Date, shall extend to Executive the applicable fringe benefits referred to in Sections 3(d)(i) and 3(d)(ii), 3(d)(iii)(B) and 3(e) hereof (or the equivalent thereof in all material respects if continuation of participation in benefit plans is not able to be continued under applicable law or the terms of such benefit plans); and (iii) the Executive shall be deemed for all vesting requirements contained in any of the Employer's benefit plans, programs or offerings in which the Executive is participating on the Termination Date (including without limitation any supplemental executive retirement plan or benefit, including that benefit referenced in Exhibit A of this Agreement) to have been employed by the Employer until the Expiration Date. Any dispute between the Board and the Executive with respect to the Executive's incapacity shall be settled by reference to a competent medical authority mutually agreed to by the Board and the Executive, whose decision shall be binding on all parties.

         (d) TERMINATION BY THE EMPLOYER FOR CAUSE. The Employer may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean (i) other than by reason of Executive's incapacity under
Section 4(c) above, willful conduct by the Executive demonstrating gross misconduct and gross unfitness to serve and which has caused material harm to the business or interests of the Employer, or (ii) the Executive's conviction of, or entry into a consent decree or substantially similar arrangement in connection with, a crime involving fraud, dishonesty or other conduct which materially and adversely affects {on} the Employer. If the Executive's employment is terminated pursuant to this Section 4(d), the Employer shall have no further obligations to the Executive hereunder after the Termination Date, except for unpaid Salary, Bonus and benefits accrued through the Termination Date. For purposes of this Section 4(d), no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him knowingly and with the intent that such action or inaction would not be in the best interests of the Employer or otherwise was done or omitted to be done in bad faith or with reckless disregard for the best interests of the Employer.

         (e) TERMINATION BY THE EMPLOYER OTHER THAN FOR DEATH, INCAPACITY OR CAUSE. The Employer may terminate the Executive's employment hereunder, other than pursuant to Section 4(b) (relating to death), Section 4(c) (relating to incapacity), or Section 4(d) (relating to Cause), at any time. In the event of such termination, or if the Executive's employment hereunder shall terminate on the Expiration Date because the Employer has given the notice contemplated by the first proviso to Section 1 hereof, then the Employer (i) shall pay the Executive (A) as promptly as practicable after the Termination Date, an amount equal to any unpaid Salary, Bonus and benefits



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accrued through the Termination Date, together with an amount equal to the
Average Bonus (pro rated for the period from the beginning of the fiscal year through the Termination Date) for the fiscal year in which the Termination Date occurs, and (B) a lump sum payment, within 60 days after the Termination Date, equal to the aggregate amount of Salary and Average Bonus that would have been payable to the Executive over the period from the Termination Date to the Benefits Termination Date if the Executive had continued to be employed by the Employer through the Benefits Termination Date and received Salary and Average Bonus for periods after the Termination Date based upon the Salary he would have received under Section 3(a) if this Agreement was extended through the Benefits Termination Date (but excluding any cost of living or discretionary increases under clauses (i) or (ii) of Section 3(a) that would have occurred after the Termination Date), and (ii) during the period beginning on the Termination Date and ending on the Benefits Termination Date, shall extend to Executive the applicable fringe benefits referred to in Sections 3(d) and 3(e) hereof on the terms referred to therein (or the equivalent thereof in all material respects if continuation of participation in benefit plans is not able to be continued under applicable law or the terms of such benefit plans). In addition, the Executive shall be deemed for all vesting requirements contained in any of the Employer's benefit plans, programs or offerings in which the Executive is participating on the Termination Date (including without limitation any supplemental executive retirement plan or benefit, including that benefit referenced in Exhibit A of this Agreement) to have been employed by the Employer until the Expiration Date.

         (f) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment hereunder for Good Reason upon notice to the Employer setting forth in reasonable detail the nature of such Good Reason. The following shall constitute "Good Reason" for termination by the Executive if the same has not been cured within 30 days after written notice to the Chairman by the
Executive:

         (i) Failure of the Employer to continue the Executive in the position of Chief Executive Officer and President;

         (ii) Material diminution in the nature or scope of the Executive's responsibilities, duties or authority; PROVIDED, HOWEVER, that the Employer's failure to continue the Executive's appointment or election as a member of the Board shall not constitute Good Reason; or

         (iii) Failure to pay Executive on a timely basis, or any other material breach by the Employer of Section 2 or 3 hereof.

In event of termination in accordance with this Section 4(f), then the Employer
(i) shall pay to the Executive (A) as promptly as practicable after the Termination Date, an amount equal to any unpaid Salary, Bonus and benefits accrued through the Termination Date, together with an amount equal to the Average Bonus (pro rated for the period from the beginning of the fiscal year through the Termination Date) for the fiscal year in which the Termination Date occurs, and (B) a lump sum payment, within 60 days after the Termination Date, equal to the aggregate amount



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of Salary and Average Bonus that would have been payable to the Executive over the period from the Termination Date to the Benefits Termination Date if the Executive had continued to be employed by the Employer through the Benefits Termination Date and received Salary and Average Bonus for periods after the Termination Date based upon the Salary he would have received under Section 3(a) if this Agreement was extended through the Benefits Termination Date (but excluding any cost of living or discretionary increases under clauses (i) or
(ii) of Section 3(a) that would have occurred after the Termination Date), and
(ii) during the period beginning on the Termination Date and ending on the Benefits Termination Date, shall extend to Executive the applicable fringe benefits referred to in Sections 3(d) and 3(e) hereof on the terms referred to therein (or the equivalent thereof in all material respects if continuation of participation in benefit plans is not able to be continued under applicable law or the terms of such benefit plans). In addition, the Executive shall be deemed for all vesting requirements contained in any of the Employer's benefit plans, programs or offerings in which the Executive is participating on the Termination Date (including without limitation any supplemental executive retirement plan or benefit, including that benefit referenced in Exhibit A of this Agreement) to have been employed by the Employer until the Expiration Date.

         (g) TERMINATION BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. The Executive may terminate his employment hereunder other than for Good Reason. In the event of termination of the Executive's employment pursuant to this Section 4(g), or if the Executive's employment hereunder shall terminate on the Expiration Date because the Executive has given the notice contemplated by the first proviso to Section 1 hereof, the Employer shall have no further obligations to the Executive hereunder after the Termination Date, except for an amount equal to any unpaid Salary, Bonus and benefits accrued through the Termination Date.

         (h) EFFECT OF TERMINATION. This Section 4 sets forth all obligations of the Employer to the Executive upon termination of his employment hereunder; PROVIDED, HOWEVER, that the benefits provided hereunder shall be in addition to, and not in lieu of, any benefits provided to the Executive by the Employer under any plan in which the Executive participates, including without limitation any stock option or supplemental executive retirement plan or benefit, including that benefit referenced in Exhibit A of this Agreement but excluding any severance plans or policies administered by the Employer. The provisions of this
Section 4 and of Sections 5, 6, 7, 8, 10, and 12 hereof shall survive the Termination Date.

         (i) CONSULTING SERVICES. Following termination of his employment hereunder pursuant to the provisions of Section 4(e) or 4(f) hereof, and in partial consideration for the payments provided pursuant thereto, during the period from the Termination Date until the Benefits Termination Date, Executive shall provide to Employer up to eight hours per month of consulting services as reasonably requested by Employer. Such consulting services shall be provided from locations and at times reasonably acceptable to Executive in his sole discretion. Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by him in connection with the provision of consulting services to Employer.



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5. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Executive shall not disclose to any other person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any Confidential Information (as defined below) relating to the business conducted by the Employer. Executive understands that this restriction shall continue to apply after Executive's employment terminates, regardless of the reason for such termination, and after the expiration or other termination of this Agreement. "Confidential Information" means all confidential, proprietary or other information relating to the Employer and its subsidiaries and affiliates and their businesses, and includes without limitation all such information relating to (i) the development, research, testing, manufacturing and marketing activities of the Employer, (ii) the products manufactured, sold or distributed by the Employer, (iii) the costs, sources of supply and strategic plans of the Employer, (iv) the identity and special needs of the customers of the Employer, (v) the financial arrangements and capital structure of the Employer, (vi) the management and operation of the Employer and (vii) people and organizations with whom the Employer has business relationships and those relationships. Confidential Information also includes comparable information that the Employer may receive or has received belonging to customers or others who do business with the Employer. Confidential Information shall not include information which (a) is publicly known, or becomes publicly known through no fault of Executive or (b) is generally known or readily obtainable by the public.

6. RESTRICTED ACTIVITIES. Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Employer. While Executive is employed by the Employer and for two (2) years after the Benefits Termination Date (or, in the event the Executive's employment is terminated pursuant to Section 4(d), 4(g), or if the Executive's employment hereunder shall terminate on the Expiration Date because the Executive has given the notice contemplated by the first proviso to Section 1 hereof, for two (2) years after the Termination Date), Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, engage in any activity that is competitive or potentially competitive with the business of the Employer as conducted at any time during Executive's employment without the Employer's written consent, which consent shall not be unreasonably withheld. Executive understands that these restrictions shall continue to apply even if this Agreement expires or otherwise terminates. The foregoing restriction shall not prevent Executive from owing 5% or less of the equity securities of any publicly traded company or from accepting employment from or providing consulting services to any person who does not compete with the Employer.

7. DOCUMENTS AND MATERIAL. Upon termination of Executive's employment with the Employer or at any other time upon the Employer's request, Executive will promptly deliver to the Employer, without retaining any copies, all documents and other materials furnished to Executive by the Employer, prepared by Executive for the Employer or otherwise relating to the Employer's business, if and to the extent that the information therein constitutes Confidential Information.



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8. RELIEF, INTERPRETATION. Executive agrees that the Employer shall, in addition to any other remedies available to it, be entitled to preliminary and permanent injunctive relief against any breach by him of the covenants and agreements contained in Sections 5, 6 and 7 hereof without having to post bond. In the event that any provision of Sections 5, 6 and 7 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. For purposes of Sections 5, 6 and 7 hereof the term "Employer" shall mean the Employer and any of its subsidiaries and affiliates to the extent that such enterprises are, during the term of Executive's employment by the Employer, engaged in the same line of business as the Employer.


9. CONFLICTING AGREEMENTS. Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder. Executive will not disclose to or use on behalf of the Employer any proprietary information of a third party without such party's consent. Executive will not enter into any agreement, whether written or oral, conflicting with the provisions of this Agreement.

10. LEGAL EXPENSES. The Employer shall pay or reimburse Executive on an after-tax basis for all costs and expenses (including, without limitation, court costs and reasonable legal fees and expenses incurred by Executive) as a result of any claim, action or proceeding (i) arising out of the termination of his employment during the Employment Period, (ii) contesting, disputing or enforcing any right, benefits or obligations under this Agreement, or (iii) arising out of or challenging the validity, advisability or enforceability of this Agreement or any provision thereof. Such payments or reimbursements shall be made promptly, but in no event later than five business days following, receipt by the Employer of request by Executive for such payment or reimbursement, including an invoice detailing any such legal fees and expenses. Requests for payment or reimbursement hereunder may be delivered no more frequently than monthly. Notwithstanding the foregoing, the Executive shall reimburse the Employer for any fees or expenses previously paid or reimbursed by Employer in connection with a dispute if the relevant trier-of-fact determines that Executive's claim or position was frivolous and without reasonable foundation.

11. TAXES. All payments made by the Employer under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Employer under applicable law. Notwithstanding the immediately preceding sentence, in the event that it is determined that any payment or benefit provided by the Employer to or for the benefit of the Executive, either under any Section of this Agreement, any stock option, any supplemental executive retirement plan or otherwise, will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any successor provision ("Section 4999"), the Employer will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment

(the "gross-up payment") to the Executive. The gross-up payment will be sufficient, after giving effect to all federal, state and other taxes (including any excise tax under Section 4999) and charges (including interest and penalties, if any) with respect to the gross-up payment, to make the Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of Section 4999 with respect to all payments and benefits provided by the Employer to or for the benefit of the Executive under any Section of this Agreement, any stock option, any supplemental executive retirement plan or otherwise. Determinations under this
Section 11 will be made by the Employer's independent auditors unless the Executive has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by the Executive after consultation with the Employer (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon the Employer and the Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Employer. If the Internal Revenue Service asserts a claim that, if successful, would require the Employer to make a gross-up payment or an additional gross-up payment, the Employer and the Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Employer will make or advance such gross-up payments as are necessary to prevent the Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such gross-up payments or advances and will determine after resolution of the controversy whether any advances must be returned by the Executive to the Employer. The Employer will bear all expenses of the controversy and will gross the Executive up for any additional taxes that may be imposed upon the Executive as a result of its payment of such expenses.

12. INDEMNIFICATION. To the maximum extent permitted under the laws of The Commonwealth of Massachusetts, as from time to time in effect, the Employer hereby agrees to indemnify Executive and hold him harmless from, against and in respect of any and all damages, deficiencies, actions, suits, proceedings, demands, assessments, judgements, claims, losses, costs, expenses, obligations and liabilities arising from or related to the performance of this Agreement by Executive, other than for gross negligence, willful misconduct or willful violation of this Agreement.


13. WAIVER. The waiver by either party of a breach of any provision of this Agreement by the other party will not operate or be construed as a waiver of any other subsequent breach by the other party.

14. AMENDMENTS. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party hereto. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.



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15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or three days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i)      if to Employer, to it at:

                  c/o BE Aerospace, Inc.
                  1300 Corporate Way
                  Suite 202
                  Wellington, Florida  33414
                  Attention:  Amin J. Khoury

                  with a copy to:

                  Applied Extrusion Technologies, Inc.
                  3 Centennial Drive
                  Peabody, Massachusetts 01960
                  Attention: General Counsel

                  and to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110
                  Attention: Winthrop G. Minot

         (ii)     if to the Executive, to him at:

                  Applied Extrusion Technologies, Inc.
                  3 Centennial Drive
                  Peabody, Massachusetts  01960

16. ASSIGNMENT. Neither the Employer nor Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, HOWEVER, that the Employer may assign its rights and obligations under this Agreement without the consent of Executive in the event that the Employer shall hereafter effect a reorganization, consolidate with, or merge into any other person or transfer all or substantially all of its properties or assets to any other person. This Agreement shall inure to the benefit of and be binding upon the Employer and Executive, their respective successors, executors, administrators, heirs and permitted assigns.

17. MISCELLANEOUS. The Prior Employment Agreement is hereby terminated with respect to the employment of the Executive by the Employer on and after the date hereof, and shall be of no further force or effect with respect to such employment; PROVIDED, HOWEVER, that the Prior Employment Agreement shall continue to govern the terms of the Executive's employment by the Employer with respect to all periods ending on or prior to the date hereof. This Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous communications, agreements, representations, understandings and negotiations, whether oral or written, with respect to the subject matter hereof. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without regard to any choice or conflicts of laws rules or principles that would cause the application of the domestic substantive laws of any jurisdiction other than The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.


                                          APPLIED EXTRUSION TECHNOLOGIES, INC.


                                          By: /s/ Amin J. Khoury
                                             -------------------------------
                                             Amin J. Khoury
                                             Chairman of the Board


                                           /s/ Thomas E. Williams
                                          ---------------------------------
                                          Thomas E. Williams

                                    EXHIBIT A


               TERMS OF THE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         The Executive shall be entitled to the following benefits after his employment by the Employer has terminated for any reason, provided Executive has no less than ten Years of Service with the Employer at least 48 months of which shall be after the effective date of this Agreement (subject to the provisions regarding vesting of benefits upon termination as contained in Sections 4(b) (Death), 4(c) (Incapacity), 4(e) (Termination by the Employer Other Than for Death, Incapacity, or Cause), and 4(f) (Termination by Executive for Good Reason) of the Employment Agreement to which this Exhibit A is attached, as from time to time in effect (the "Employment Agreement")): During the period beginning on the date (the "Retirement Payment Commencement Date") which is the later of (i) the Termination Date, or (ii) the date on which the Executive attains age 60, and ending on the tenth anniversary of the Retirement Payment Commencement Date, the Employer shall pay to the Executive, in accordance with the Employer's current payroll practices for its executive employees generally, an annual amount equal to the product of the Benefit Percentage multiplied by the Average Compensation; PROVIDED, HOWEVER, that amounts payable to the Executive pursuant to this sentence shall be reduced by amounts received by the Executive as proceeds received concurrently from any disability insurance paid or reimbursed by the Employer for the benefit of the Executive. In the event of the Executive's death, a lump sum payment of his remaining benefits shall be made to his Designee or Estate (determined by using a discount factor of 5% per annum) under this provision. The value of the Executive's benefits under this provision shall be at all times fully funded by the Employer as they accrue and become vested, through contributions by the Employer to a rabbi trust. In the event of a Change in Control, or if a Change in Control is imminent, the Employer shall immediately make an additional contribution to the rabbi trust in an amount sufficient to fully fund the Executive's benefits under the Plan, whether or not vested, and upon the later of the Retirement Payment Commencement Date or the date of the Change in Control, Executive may elect to receive a lump sum payment of his benefits (determined by using a discount factor of 5% per annum) under this provision.

As used in this Exhibit A:

                  (i) Terms defined in the Employment Agreement and not otherwise defined herein are used herein with the meanings so defined;

                  (ii) "Years of Service" shall mean the number of calendar months of Executive's employment with Employer DIVIDED BY twelve, with any remainder rounded up to the next whole number;

                  (iii) "Benefit Percentage" means (A) 25% if vesting occurs subsequent to March 31, 2000 and the Performance Target has not been achieved, and (B) 50% if vesting occurs subsequent to March 31, 2000 and the Performance Target has been achieved; PROVIDED, HOWEVER, the Benefit Percentage shall be 50% in the event that the Executive's employment is terminated pursuant to Sections 4(b),4(c), 4(e), or 4(f) of the Employment Agreement, notwithstanding the date of vesting, and

                  (iv) "Average Compensation" means the average annual Salary and Bonus paid by the Employer to the Executive pursuant to the Employment Agreement determined by averaging the three fiscal years in which the Executive earned the highest aggregate Salary and incentive bonus during any fiscal year prior to the Termination Date; PROVIDED, HOWEVER, the that the Average Compensation shall never be less than the Executive's current Salary.